Evergreen VA Masters Fund: Semiannual Report as of June 30, 2003

table of contents

1	LETTER TO SHAREHOLDERS
2	FUND AT A GLANCE
4	FINANCIAL HIGHLIGHTS
6	SCHEDULE OF INVESTMENTS
22	STATEMENT OF ASSETS AND LIABILITIES
23	STATEMENT OF OPERATIONS
24	STATEMENTS OF CHANGES IN NET ASSETS
25	NOTES TO FINANCIAL STATEMENTS
32	TRUSTEES AND OFFICERS

This semiannual report must be preceded or accompanied by a prospectus of the Evergreen fund contained herein. The prospectus contains more complete information, including fees and expenses, and should be read carefully before investing or sending money.

Mutual Funds:
NOT FDIC INSURED	MAY LOSE VALUE	NOT BANK GUARANTEED

Evergreen InvestmentsSM is a service mark of Evergreen Investment
Management Company, LLC. Copyright 2003.

LETTER TO SHAREHOLDERS

August 2003

Dennis H. Ferro President and Chief Investment Officer

We are pleased to provide the semiannual report for Evergreen VA Masters Fund, which covers the six-month period ended June 30, 2003.

Market analysis

After three down years in equities, investors entered 2003 with great anticipation. Economic fundamentals, led by low interest rates and mild inflation, were steadily improving and corporate profitability had strengthened in recent periods. As a result of this optimism, equities rose by more than five percent in the first two weeks of the new-year. These gains, however, were quickly erased as the uncertain geopolitical environment overwhelmed improving investor confidence. Money flowed from equities into bonds, as fears of war also led to a surge in the prices for oil and gold, and the dollar lost ground against other major currencies.

As negotiations for a diplomatic resolution to the Iraq crisis unraveled at the United Nations, the major equity indices approached their October 2002 lows. Once it became apparent that war was inevitable, however, equities began to recover. Apparently, the uncertainty of war was worse for the market than actual war itself. This clarification on the geopolitical front combined with better than expected first quarter profits to propel stocks higher. These gains were not limited to domestic equities, though, as international stocks rose on optimism for a coordinated global recovery.

The gains in equities during the first half of the year were broad based. Large, small, and mid-cap indexes all registered impressive gains. Value stocks outperformed growth, and despite sluggish growth, international equities rebounded dramatically, likely encouraged by the confidence instilled from strengthening currencies. Underscoring the depth of the rally, all ten sectors of the S&P 500 Index finished the period in positive territory thus far in 2003.

Visit us on the Web

Please visit our Web site, EvergreenInvestments.com, for more information about our funds and other investment products available to you. You may also access our online quarterly shareholder newsletter, Evergreen Events, through the "About Evergreen Investments" menu tab. Thank you for your continued support of Evergreen Investments.

Sincerely,

Dennis H. Ferro
President and Chief Investment Officer
Evergreen Investment Management Company, LLC

FUND AT A GLANCE

as of June 30, 2003

MANAGEMENT TEAM

Evergreen Team

MFS Team

Marsico Team

Oppenheimer Team

PERFORMANCE AND RETURNS1

Portfolio inception date: 1/29/1999

	Class 1	Class 2
Class inception date	1/29/1999	7/31/2002

6-month return	13.14%	13.14%

Average annual return

1 year	-0.55%	-0.69%

Since portfolio inception	-3.23%	-3.26%

LONG-TERM GROWTH

Comparison of a $10,000 investment in Evergreen VA Masters Fund Class 1 shares,1 versus a similar investment in the Standard and Poor's 400 MidCap Index (S&P 400), the Standard and Poor's 500 Index (S&P 500) and the Consumer Price Index (CPI).

The S&P 400 and S&P 500 are unmanaged market indexes and do not include transaction costs associated with buying and selling securities, any mutual fund expenses or any taxes. The CPI is a commonly used measure of inflation and does not represent an investment return. It is not possible to invest directly in an index.

This space left intentionally blank

1 Past performance is no guarantee of future results. The investment return and principal value of an investment will fluctuate so that investors' shares, when redeemed, may be worth more or less than their original cost. The performance of each class may vary based on differences in fees and expenses paid by the shareholders investing in each class. Performance includes the reinvestment of income dividends and capital gain distributions. Performance shown does not reflect the deduction of taxes that a shareholder would pay on fund distributions or the redemption of fund shares.

Historical performance shown for Class 2 prior to its inception is based on the performance of Class 1, the original class offered. The historical returns for Class 2 have not been adjusted to reflect the effect of the class' 12b-1 fee. Class 2 pays a 12b-1 fee of 0.25%. Class 1 does not pay a 12b-1 fee. If these fees had been reflected, returns for Class 2 would have been lower. The advisor is waiving a portion of its advisory fee. Had the fee not been waived, returns would have been lower.

The fund's investment objective is nonfundamental and may be changed without the vote of the fund's shareholders.

Smaller capitalization stock investing may offer the potential for greater long-term results; however, it is also generally associated with greater price volatility due to the higher risk of failure.

Foreign investments may contain more risk due to the inherent risks associated with changing political climates, foreign market instability and foreign currency fluctuations

All data is as of June 30, 2003, and subject to change.

FINANCIAL HIGHLIGHTS

(For a share outstanding throughout each period)

	Six Months Ended
	June 30, 2003	Year Ended December 31,
CLASS 1[1]	(unaudited)	2002	2001	2000	1999[2,3]

Net asset value, beginning of period	$6.83	$9.31	$11.09	$12.58	$10.00

Income from investment operations
Net investment income	0.01	0.01	0	0	0.01
Net realized and unrealized gains or losses on securities and foreign currency related transactions	0.89	(2.49)	(1.76)	(0.34)	2.74
Total from investment operations	0.90	(2.48)	(1.76)	(0.34)	2.75

Distributions to shareholders from
Net investment income	(0.02)	0[4]	0[4]	0[4]	(0.01)
Net realized gains	0	0	(0.02)	(1.15)	(0.16)
Total distributions to shareholders	(0.02)	0	(0.02)	(1.15)	(0.17)

Net asset value, end of period	$7.71	$6.83	$9.31	$11.09	$12.58

Total return[5]	13.14%	(26.61%)	(15.84%)	(3.06%)	27.58%

Ratios and supplemental data
Net assets, end of period (thousands)	$22,106	$21,040	$34,739	$37,266	$18,873
Ratios to average net assets
Expenses[6]	1.00%[7]	1.00%	1.00%	1.01%	1.00%[7]
Net investment income	0.26%[7]	0.17%	0.05%	0.02%	0.15%[7]
Portfolio turnover rate	45%	125%	74%	85%	83%

1 Effective at the close of business on July 24, 2002, existing shares of the Fund were renamed Class 1 shares.
2 For the period from January 29, 1999 (commencement of class operations), to December 31, 1999.
3 Net investment income per share is based on average shares outstanding during the period.
4 Amount represents less than $0.005 per share.
5 Total return does not reflect charges attributable to your insurance company's separate account.
6 The ratio of expenses to average net assets excludes expense reductions but includes fee waivers and/or expense reimbursements.
7 Annualized
See Notes to Financial Statements

FINANCIAL HIGHLIGHTS

(For a share outstanding throughout each period)

CLASS 2	Six Months Ended June 30, 2003 (unaudited)	Year Ended December 31, 2002[1,2]

Net asset value, beginning of period	$6.82	$7.12

Income from investment operations
Net investment income	0	0.01
Net realized and unrealized gains or losses on securities and foreign currency related transactions	0.89	(0.31)
Total from investment operations	0.89	(0.30)

Distributions to shareholders from
Net investment income	(0.01)	0

Net asset value, end of period	$7.70	$6.82

Total return[3]	13.14%	(4.21%)

Ratios and supplemental data
Net assets, end of period (thousands)	$925	$184
Ratios to average net assets
Expenses[4]	1.26%[5]	1.28%[5]
Net investment income (loss)	(0.05%)[5]	0.20%[5]
Portfolio turnover rate	45%	125%

1 For the period from July 31, 2002 (commencement of class operations), to December 31, 2002.
2 Net investment income per share is based on average shares outstanding during the period.
3 Total return does not reflect charges attributable to your insurance company's separate account.
4 The ratio of expenses to average net assets excludes expense reductions but includes fee waivers and/or expense reimbursements.
5 Annualized
See Notes to Financial Statements

SCHEDULE OF INVESTMENTS

June 30, 2003 (unaudited)

	Shares	Value

COMMON STOCKS 95.7%
CONSUMER DISCRETIONARY 18.9%
Auto Components 0.4%
Aftermarket Technology Corp. *	100	$ 1,051
American Axle & Manufacturing Holdings, Inc. *	100	2,390
Dana Corp.	500	5,780
Delphi Automotive Systems Corp.	1,300	11,219
Johnson Controls, Inc.	100	8,560
Superior Industries International, Inc.	1,550	64,635
93,635
Automobiles 0.2%
Ford Motor Co.	2,849	31,311
Harley-Davidson, Inc.	400	15,944
47,255
Hotels, Restaurants & Leisure 2.9%
Applebee's International, Inc.	150	4,714
Brinker International, Inc. *	250	9,005
Carnival Corp.	2,150	69,896
CEC Entertainment, Inc.	100	3,693
Cheesecake Factory, Inc.	710	25,482
Darden Restaurants, Inc.	400	7,592
Four Seasons Hotels, Inc.	610	26,389
GTECH Holdings Corp. *	400	15,060
Harrah's Entertainment, Inc. *	1,190	47,885
McDonald's Corp.	227	5,008
MGM Mirage *	1,100	37,598
Outback Steakhouse, Inc.	2,250	87,750
P.F. Changs China Bistro, Inc. *	100	4,921
Panera Bread Co., Class A *	1,846	73,840
Royal Caribbean Cruises, Ltd.	1,600	37,056
Ruby Tuesday, Inc.	300	7,419
Starbucks Corp. *	1,940	47,569
Starwood Hotels & Resorts, Class B	1,230	35,166
Wendy's International, Inc.	200	5,794
Wynn Resorts, Ltd. *	5,184	91,705
Yum! Brands, Inc. *	400	11,824
655,366
Household Durables 1.7%
American Greetings Corp., Class A *	300	5,892
Beazer Homes USA, Inc. *	100	8,350
Centex Corp.	300	23,337
D.R. Horton, Inc.	200	5,620
Fortune Brands, Inc.	400	20,880
Furniture Brands International, Inc. *	500	13,050
Hovnanian Enterprises, Inc., Class A *	100	5,895
KB Home	400	24,792
See Notes to Financial Statements

SCHEDULE OF INVESTMENTS continued

June 30, 2003 (unaudited)

	Shares	Value

COMMON STOCKS continued
CONSUMER DISCRETIONARY continued
Household Durables continued
Lennar Corp.	1,346	$ 96,239
Lennar Corp., Class B	154	10,580
Maytag Corp.	400	9,768
MDC Holdings, Inc.	1,464	70,682
Mohawk Industries, Inc. *	750	41,647
Newell Rubbermaid, Inc.	300	8,400
Pulte Homes, Inc.	200	12,332
Ryland Group, Inc.	400	27,760
Toll Brothers, Inc. *	300	8,493
393,717
Internet & Catalog Retail 1.1%
Amazon.com, Inc. *	1,196	43,642
eBay, Inc. *	818	85,219
InterActiveCorp *	2,880	113,962
242,823
Leisure Equipment & Products 0.7%
Action Performance Companies, Inc.	100	1,900
Brunswick Corp. *	400	10,008
Eastman Kodak Co.	2,250	61,537
Hasbro, Inc.	700	12,243
Mattel, Inc.	1,680	31,786
Polaris Industries, Inc.	850	52,190
The Nautilus Group, Inc.	100	1,240
170,904
Media 5.6%
AOL Time Warner, Inc. *	1,600	25,744
Cablevision Systems Corp., Class A *	1,900	39,444
Charter Communications, Inc., Class A *	11,900	47,243
Clear Channel Communications, Inc. *	3,400	144,126
Comcast Corp., Class A *	544	16,418
E.W. Scripps Co., Class A	950	84,284
Echostar Communications Corp., Class A	3,980	137,788
Emmis Communications Corp., Class A *	1,850	42,458
Entercom Communications Corp. *	950	46,559
Getty Images, Inc. *	500	20,650
Hearst-Argyle Television, Inc. *	1,330	34,447
Lamar Advertising Co., Class A *	3,050	107,390
LIN TV Corp., Class A *	400	9,420
Marvel Enterprises, Inc. *	200	3,820
McGraw-Hill Companies, Inc.	1,220	75,640
Meredith Corp.	850	37,400
New York Times Co., Class A	440	20,020
Tribune Co.	1,000	48,300
Univision Communications, Inc., Class A *	1,480	44,992
See Notes to Financial Statements

SCHEDULE OF INVESTMENTS continued

June 30, 2003 (unaudited)

	Shares	Value

COMMON STOCKS continued
CONSUMER DISCRETIONARY continued
Media continued
Viacom, Inc., Class B *	3,760	$ 164,162
Walt Disney Co.	3,511	69,342
Westwood One, Inc. *	2,010	68,199
1,287,846
Multi-line Retail 0.5%
Big Lots, Inc. *	200	3,008
Dollar General Corp.	400	7,304
Dollar Tree Stores, Inc. *	200	6,346
Family Dollar Stores, Inc.	1,520	57,988
Kohl's Corp. *	900	46,242
May Department Stores Co.	100	2,226
123,114
Specialty Retail 5.6%
Abercrombie & Fitch Co., Class A *	500	14,205
Advance Auto Parts, Inc.	100	6,090
Ann Taylor Stores Corp. *	500	14,475
Autozone, Inc. *	400	30,388
Bed Bath & Beyond, Inc. *	200	7,762
Best Buy Co., Inc. *	1,166	51,211
Borders Group, Inc. *	4,700	82,767
Chico's FAS, Inc. *	3,600	75,780
Christopher & Banks Corp. *	200	7,398
Circuit City Stores, Inc.	4,100	36,080
Foot Locker, Inc.	200	2,650
Gap, Inc.	1,400	26,264
Home Depot, Inc.	1,250	41,400
Hot Topic, Inc. *	150	4,036
Lowe's Companies, Inc.	2,518	108,148
Michaels Stores, Inc.	800	30,448
Office Depot, Inc. *	3,690	53,542
Pacific Sunwear of California, Inc. *	200	4,818
Payless ShoeSource, Inc. *	3,450	43,125
PETsMART, Inc.	3,070	51,177
Pier 1 Imports, Inc.	400	8,160
RadioShack Corp.	400	10,524
Ross Stores, Inc.	500	21,370
Sherwin-Williams Co.	200	5,376
Staples, Inc. *	3,450	63,307
Talbots, Inc.	2,580	75,981
Tiffany & Co.	5,748	187,845
TJX Companies, Inc.	3,600	67,824
Weight Watchers International, Inc.	1,700	77,333
Williams-Sonoma, Inc. *	2,600	75,920
1,285,404
See Notes to Financial Statements

SCHEDULE OF INVESTMENTS continued

June 30, 2003 (unaudited)

	Shares	Value

COMMON STOCKS continued
CONSUMER DISCRETIONARY continued
Textiles, Apparel & Luxury Goods 0.2%
Coach, Inc. *	300	$ 14,922
Columbia Sportswear Co. *	100	5,141
Jones Apparel Group, Inc. *	700	20,482
Liz Claiborne, Inc.	400	14,100
Tommy Hilfiger Corp.	100	924
55,569
CONSUMER STAPLES 6.0%
Beverages 1.0%
Anheuser-Busch Companies, Inc.	2,548	130,075
Coca-Cola Co.	1,100	51,051
Coca-Cola Enterprises, Inc.	400	7,260
PepsiCo, Inc.	1,030	45,835
234,221
Food & Staples Retailing 1.2%
Albertsons, Inc.	600	11,520
CVS Corp.	600	16,818
Kroger Co. *	800	13,344
Safeway, Inc. *	200	4,092
Wal-Mart Stores, Inc.	4,149	222,677
Whole Foods Market, Inc.	100	4,753
Winn-Dixie Stores, Inc.	300	3,693
276,897
Food Products 1.8%
Bob Evans Farms, Inc.	1,550	42,827
Campbell Soup Co.	1,200	29,400
ConAgra, Inc.	2,250	53,100
Dean Foods Co. *	300	9,450
Del Monte Foods Co. *	100	884
Fresh Del Monte Produce, Inc.	100	2,569
Hershey Foods Corp.	1,600	111,456
Kellogg Co.	400	13,748
Kraft Foods, Inc., Class A	400	13,020
McCormick & Co., Inc.	1,450	39,440
Sara Lee Corp.	4,450	83,704
W.M. Wrigley Junior Co.	300	16,869
416,467
Household Products 1.4%
Clorox Co.	500	21,325
Colgate-Palmolive Co.	600	34,770
Dial Corp.	300	5,835
Energizer Holdings, Inc. *	910	28,574
Procter & Gamble Co.	2,528	225,447
315,951
See Notes to Financial Statements

SCHEDULE OF INVESTMENTS continued

June 30, 2003 (unaudited)

	Shares	Value

COMMON STOCKS continued
CONSUMER STAPLES continued
Personal Products 0.1%
Avon Products, Inc.	100	$ 6,220
Estee Lauder Companies, Inc., Class A	200	6,706
Gillette Co.	400	12,744
25,670
Tobacco 0.5%
Altria Group, Inc.	1,100	49,983
Loews Corp. Carolina Group	2,500	67,500
117,483
ENERGY 6.4%
Energy Equipment & Services 1.5%
Baker Hughes, Inc.	1,400	46,998
BJ Services Co. *	1,800	67,248
Cooper Cameron Corp. *	860	43,327
GlobalSantaFe Corp.	1,800	42,012
Kinder Morgan Management, LLC *	210	7,867
Noble Corp. *	130	4,459
Noble Energy, Inc.	100	3,780
Smith International, Inc. *	900	33,066
Weatherford International, Ltd. *	2,270	95,113
343,870
Oil & Gas 4.9%
Amerada Hess Corp.	100	4,918
Anadarko Petroleum Corp.	300	13,341
Apache Corp.	2,005	130,445
Baytex Energy, Ltd. *	600	5,023
Burlington Resources, Inc.	500	27,035
Canadian Natural Resources, Ltd.	826	32,747
Chesapeake Energy Corp.	9,950	100,495
ChevronTexaco Corp.	547	39,493
Cimarex Energy Co. *	53	1,259
Compton Petroleum Corp. *	1,300	5,638
ConocoPhillips	200	10,960
Devon Energy Corp.	3,454	184,444
EOG Resources, Inc.	400	16,736
Esprit Exploration Ltd.	2,900	5,134
Exxon Mobil Corp.	7,110	255,320
Frontier Oil Corp.	1,200	18,240
Kerr-McGee Corp.	100	4,480
Marathon Oil Corp.	200	5,270
Murphy Oil Corp.	2,050	107,830
Newfield Exploration Co. *	100	3,755
Occidental Petroleum Corp.	700	23,485
Paramount Energy Trust	656	4,161
Paramount Resources, Ltd. *	1,000	6,823
See Notes to Financial Statements

SCHEDULE OF INVESTMENTS continued

June 30, 2003 (unaudited)

	Shares	Value

COMMON STOCKS continued
ENERGY continued
Oil & Gas continued
Pioneer Natural Resources Co. *	200	$ 5,220
Pogo Producing Co.	100	4,275
Sunoco, Inc.	100	3,774
Talisman Energy, Inc.	400	18,145
Teekay Shipping Corp.	100	4,290
Tom Brown, Inc. *	700	19,453
Unocal Corp.	200	5,738
Valero Energy Corp.	100	3,633
XTO Energy, Inc.	2,733	54,961
1,126,521
FINANCIALS 15.9%
Capital Markets 3.6%
Affiliated Managers Group, Inc. *	400	24,380
American Capital Strategies, Ltd.	2,850	71,079
Ameritrade Holding Corp. *	3,000	22,230
Bear Stearns Companies, Inc.	1,850	133,977
Charles Schwab Corp.	6,150	62,053
E*Trade Group, Inc. *	1,600	13,600
Goldman Sachs Group, Inc.	909	76,129
Investors Financial Services Corp.	5,530	160,425
J.P. Morgan Chase & Co.	400	13,672
Legg Mason, Inc.	410	26,629
Lehman Brothers Holdings, Inc.	1,504	99,986
Mellon Financial Corp.	800	22,200
Morgan Stanley	500	21,375
SEI Investments Co.	1,350	43,200
T. Rowe Price Group, Inc.	410	15,478
Waddell & Reed Financial, Inc., Class A	500	12,835
819,248
Commercial Banks 3.6%
AmSouth Bancorp	2,550	55,692
Bank of America Corp.	1,400	110,642
Bank One Corp.	1,400	52,052
Charter One Financial, Inc.	2,958	92,230
Colonial BancGroup, Inc.	3,600	49,932
Compass Bancshares, Inc.	100	3,493
Dime Bancorp, Inc. *	200	30
First Tennessee National Corp.	200	8,782
Greater Bay Bancorp	3,600	73,944
Hibernia Corp., Class A	200	3,632
KeyCorp	900	22,743
National City Corp.	800	26,168
North Fork Bancorp, Inc.	2,710	92,303
Regions Financial Corp.	100	3,378
See Notes to Financial Statements

SCHEDULE OF INVESTMENTS continued

June 30, 2003 (unaudited)

	Shares	Value

COMMON STOCKS continued
FINANCIALS continued
Commercial Banks continued
SouthTrust Corp.	3,900	$ 106,080
SunTrust Banks, Inc.	300	17,802
U.S. Bancorp	927	22,711
Union Planters Corp.	100	3,103
UnionBancal Corp.	200	8,274
Wells Fargo & Co.	1,500	75,600
828,591
Consumer Finance 1.2%
American Express Co.	300	12,543
MBNA Corp.	500	10,420
SLM Corp.	6,228	243,951
266,914
Diversified Financial Services 1.9%
Citigroup, Inc.	8,450	361,660
GATX Corp.	1,750	28,613
Household International, Inc.	600	18,974
Moody's Corp.	100	5,271
New Century Financial Corp.	100	4,365
Principal Financial Group	500	16,125
435,008
Insurance 3.4%
Ace, Ltd.	3,050	104,585
AFLAC, Inc.	700	21,525
Allstate Corp.	1,000	35,650
AMBAC Financial Group, Inc.	1,425	94,406
American International Group, Inc.	1,071	59,098
Arthur J. Gallagher & Co.	930	25,296
Cincinnati Financial Corp.	100	3,709
CNA Surety Corp.	11,750	115,737
Everest Reinsurance Group, Ltd.	1,250	95,625
Fidelity National Financial, Inc.	881	27,100
John Hancock Financial Services, Inc.	800	24,584
Lincoln National Corp.	100	3,563
Loews Corp.	500	23,645
Marsh & McLennan Co.	100	5,107
MetLife, Inc.	400	11,328
Nationwide Financial Services, Inc., Class A	100	3,250
Progressive Corp.	400	29,240
Prudential Financial, Inc.	100	3,365
RenaissanceRe Holdings, Ltd.	200	9,104
SAFECO Corp.	200	7,056
Travelers Property Casualty Corp., Class A	208	3,307
See Notes to Financial Statements

SCHEDULE OF INVESTMENTS continued

June 30, 2003 (unaudited)

	Shares	Value

COMMON STOCKS continued
FINANCIALS continued
Insurance continued
Willis Group Holdings, Ltd.	1,020	$ 31,365
XL Capital, Ltd., Class A	540	44,820
782,465
Real Estate 0.0%
The St. Joe Co.	100	3,120
Thrifts & Mortgage Finance 2.2%
Astoria Financial Corp.	100	2,793
Countrywide Financial Corp.	500	34,785
Doral Financial Corp.	150	6,697
Fannie Mae	3,274	220,799
Freddie Mac	500	25,385
Golden West Financial Corp.	400	32,004
Greenpoint Financial Corp.	100	5,094
New York Community Bancorp, Inc.	2,966	86,281
PMI Group, Inc.	2,700	72,468
Sovereign Bancorp, Inc.	500	7,825
Washington Mutual, Inc.	500	20,650
514,781
HEALTH CARE 15.4%
Biotechnology 3.7%
Affymetrix, Inc.	400	7,884
Amgen, Inc. *	3,123	207,492
Applera Corp.	100	1,903
Biogen, Inc. *	710	26,980
Celgene Corp. *	790	24,016
Genentech, Inc. *	3,368	242,900
Genzyme Corp. *	1,860	77,748
Gilead Sciences, Inc. *	610	33,904
ICOS Corp. *	410	15,067
IDEC Pharmaceuticals Corp. *	2,065	70,210
ImClone Systems, Inc. *	1,400	44,268
Invitrogen Corp. *	1,200	46,044
MedImmune, Inc. *	1,680	61,102
859,518
Health Care Equipment & Supplies 3.0%
Apogent Technology, Inc. *	1,200	24,000
Bausch & Lomb, Inc.	100	3,750
Becton Dickinson & Co.	500	19,425
Boston Scientific Corp. *	379	23,157
C.R. Bard, Inc.	850	60,614
Cooper Companies, Inc.	200	6,954
See Notes to Financial Statements

SCHEDULE OF INVESTMENTS continued

June 30, 2003 (unaudited)

	Shares	Value

COMMON STOCKS continued
HEALTH CARE continued
Health Care Equipment & Supplies continued
Cytyc Corp.	6,050	$ 63,646
DENTSPLY International, Inc.	2,120	86,708
Guidant Corp.	1,370	60,814
Medtronic, Inc.	900	43,173
Millipore Corp. *	2,240	99,389
Saint Jude Medical, Inc. *	200	11,500
Stryker Corp.	300	20,811
VISX, Inc. *	300	5,205
Zimmer Holdings, Inc. *	3,641	164,027
693,173
Health Care Providers & Services 4.9%
Aetna, Inc.	400	24,080
AmerisourceBergen Corp.	710	49,239
Anthem, Inc. *	1,950	150,442
Apria Healthcare Group, Inc. *	100	2,488
Caremark Rx, Inc. *	5,382	138,210
CIGNA Corp.	100	4,694
Covance, Inc. *	200	3,620
Coventry Health Care, Inc. *	100	4,616
Davita, Inc.	100	2,678
Express Scripts, Inc., Class A	100	6,832
First Health Group Corp.	100	2,760
HCA-The Healthcare Corp.	900	28,836
Health Management Associates, Inc., Class A	1,710	31,550
HealthNet, Inc., Class A *	200	6,590
IMS Health, Inc.	216	3,886
Laboratory Corp. *	2,050	61,807
Lincare Holdings, Inc.	300	9,453
Manor Care, Inc. *	100	2,501
McKesson Corp.	200	7,148
Mid Atlantic Medical Services, Inc. *	200	10,460
Oxford Health Plans, Inc.	700	29,421
Pediatrix Medical Group, Inc. *	200	7,130
Per-Se Technologies, Inc. *	100	1,123
Quest Diagnostics, Inc. *	1,912	121,986
Tenet Healthcare Corp. *	1,800	20,970
UnitedHealth Group, Inc.	4,470	224,617
Universal Health Services, Inc., Class B *	100	3,962
WebMD Corp. *	1,700	18,411
Wellpoint Health Networks, Inc., Class A *	1,750	147,525
1,127,035
See Notes to Financial Statements

SCHEDULE OF INVESTMENTS continued

June 30, 2003 (unaudited)

	Shares	Value

COMMON STOCKS continued
HEALTH CARE continued
Pharmaceuticals 3.8%
Abbott Laboratories, Inc.	500	$ 21,880
Bristol-Myers Squibb Co.	1,800	48,870
Eli Lilly & Co.	1,110	76,557
Forest Laboratories, Inc. *	500	27,375
InterMune, Inc. *	440	7,088
Johnson & Johnson Co.	2,196	113,533
Medicis Pharmaceutical Corp., Class A *	600	34,020
Merck & Co., Inc.	2,000	121,100
Mylan Laboratories, Inc.	4,400	152,988
Pfizer, Inc.	3,660	124,989
Pharmaceutical Resources, Inc. *	100	4,866
Schering-Plough Corp.	100	1,860
Taro Pharmaceutical Industries, Ltd., Class A *	200	10,976
Teva Pharmaceutical Industries, Ltd., ADR	520	29,604
Watson Pharmaceuticals, Inc. *	1,950	78,721
Wyeth	200	9,110
863,537
INDUSTRIALS 10.2%
Aerospace & Defense 0.9%
Alliant Techsystems, Inc.	330	17,130
B.F. Goodrich Corp.	500	10,500
Northrop Grumman Corp.	650	56,089
Rockwell Collins, Inc.	4,000	98,520
United Technologies Corp.	400	28,332
210,571
Air Freight & Logistics 1.0%
Expeditors International of Washington, Inc.	1,360	47,111
FedEx Corp.	2,537	157,370
JB Hunt Transportation Services, Inc. *	100	3,775
United Parcel Service, Inc., Class B	400	25,480
233,736
Airlines 0.6%
JetBlue Airways Corp. *	1,035	43,770
Northwest Airlines Corp., Class A *	7,500	84,675
128,445
Building Products 0.0%
Masco Corp.	100	2,385
USG Corp.	100	1,900
4,285
See Notes to Financial Statements

SCHEDULE OF INVESTMENTS continued

June 30, 2003 (unaudited)

	Shares	Value

COMMON STOCKS continued
INDUSTRIALS continued
Commercial Services & Supplies 1.8%
Apollo Group, Inc., Class A *	450	$ 27,792
ChoicePoint, Inc.	1,380	47,638
Corinthian Colleges, Inc. *	200	9,714
Deluxe Corp.	300	13,440
Devry, Inc.	100	2,329
H&R Block, Inc.	1,900	82,175
ITT Educational Services, Inc. *	200	5,850
John H. Harland Co.	100	2,616
Manpower, Inc.	1,370	50,813
Monster Worldwide, Inc. *	700	13,811
Republic Services, Inc., Class A *	2,550	57,809
Robert Half International, Inc. *	1,220	23,107
Viad Corp.	3,550	79,484
416,578
Construction & Engineering 0.2%
Jacobs Engineering Group, Inc. *	1,094	46,112
Electrical Equipment 0.2%
American Power Conversion Corp. *	200	3,118
Molex, Inc., Class A	200	4,636
Rockwell Automation, Inc.	2,120	50,541
58,295
Industrial Conglomerates 1.7%
3M Co.	300	38,694
General Electric Co.	12,246	351,215
389,909
Machinery 3.1%
AGCO Corp. *	2,050	35,014
Danaher Corp.	1,650	112,282
Deere & Co.	100	4,570
Eaton Corp.	100	7,861
Ingersoll-Rand Co., Ltd., Class A	1,050	49,686
ITT Industries, Inc.	740	48,440
Joy Global, Inc. *	3,500	51,695
Navistar International Corp. *	3,150	102,785
Oshkosh Truck Corp.	1,700	100,844
Paccar, Inc.	200	13,512
SPX Corp. *	2,550	112,353
Timken Co.	4,100	71,791
710,833
See Notes to Financial Statements

SCHEDULE OF INVESTMENTS continued

June 30, 2003 (unaudited)

	Shares	Value

COMMON STOCKS continued
INDUSTRIALS continued
Road & Rail 0.7%
Arkansas Best Corp.	2,400	$ 57,096
Burlington Northern Santa Fe Corp.	200	5,688
CSX Corp.	300	9,027
Norfolk Southern Corp.	3,150	60,480
Swift Transportation Co., Inc. *	860	16,013
Werner Enterprises, Inc.	600	12,720
161,024
INFORMATION TECHNOLOGY 16.4%
Communications Equipment 2.6%
ADTRAN, Inc. *	900	46,161
Advanced Fibre Communications, Inc. *	2,080	33,842
American Tower Systems Corp., Class A *	8,300	73,455
Avocent Corp. *	100	2,993
Cisco Systems, Inc. *	11,810	197,109
Corning, Inc. *	15,450	114,175
Foundry Networks, Inc. *	100	1,440
Lucent Technologies, Inc. *	14,950	30,348
McDATA Corp., Class A	100	1,467
Nokia Corp., ADR	1,795	29,492
Nortel Networks Corp. *	4,600	12,420
QUALCOMM, Inc.	800	28,600
Scientific Atlanta, Inc.	500	11,920
UTStarcom, Inc.	300	10,671
594,093
Computers & Peripherals 1.7%
Apple Computer, Inc. *	4,500	86,040
Dell Computer Corp. *	6,453	206,238
International Business Machines Corp.	700	57,750
Lexmark International Group, Inc., Class A *	400	28,308
Maxtor Corp. *	300	2,253
Network Appliance, Inc. *	500	8,105
Western Digital Corp. *	800	8,240
396,934
Electronic Equipment & Instruments 1.2%
Arrow Electronics, Inc. *	100	1,524
Avnet, Inc. *	300	3,804
Benchmark Electronics, Inc. *	100	3,076
CDW Corp.	100	4,580
Cree Research, Inc. *	100	1,628
Roper Industries, Inc.	3,900	145,080
Thermo Electron Corp. *	1,100	23,122
Waters Corp. *	3,190	92,925
275,739
See Notes to Financial Statements

SCHEDULE OF INVESTMENTS continued

June 30, 2003 (unaudited)

	Shares	Value

COMMON STOCKS continued
INFORMATION TECHNOLOGY continued
Internet Software & Services 0.6%
Expedia, Inc., Class A	1,280	$ 97,766
Yahoo, Inc. *	820	26,863
124,629
IT Services 1.1%
Bearingpoint, Inc.	2,300	22,195
Cognizant Technology Solutions Corp., Class A *	475	11,571
Convergys Corp. *	300	4,800
DST Systems, Inc.	2,720	103,360
First Data Corp.	400	16,576
Paychex, Inc.	810	23,741
SunGard Data Systems, Inc. *	3,030	78,507
260,750
Office Electronics 0.1%
Xerox Corp. *	1,900	20,121
Semiconductors & Semiconductor Equipment 3.8%
Agere Systems, Inc., Class B *	13,800	31,740
Altera Corp. *	12,010	196,964
Analog Devices, Inc. *	2,000	69,640
ASM Lithography Holding NV *	2,290	21,893
Genesis Microchip, Inc. *	100	1,354
Integrated Circuit System, Inc. *	200	6,286
Intel Corp.	8,956	186,142
Lam Research Corp. *	1,200	21,852
Maxim Integrated Products, Inc.	1,090	37,267
Microchip Technology, Inc.	1,070	26,354
National Semiconductor Corp. *	500	9,860
Novellus Systems, Inc. *	2,250	82,397
QLogic Corp. *	300	14,499
Silicon Laboratories, Inc. *	100	2,664
Texas Instruments, Inc.	8,050	141,680
Xilinx, Inc. *	830	21,007
871,599
Software 5.3%
Amdocs, Ltd. *	2,600	62,400
Autodesk, Inc.	1,400	22,624
BEA Systems, Inc.	3,720	40,399
BMC Software, Inc. *	100	1,633
Citrix Systems, Inc. *	300	6,108
Electronic Arts, Inc. *	2,512	185,863
Intuit, Inc. *	1,800	80,154
Mercury Interactive Corp. *	590	22,780
Microsoft Corp.	7,000	179,270
Network Associates, Inc.	4,390	55,665
Oracle Corp. *	17,469	209,977
See Notes to Financial Statements

SCHEDULE OF INVESTMENTS continued

June 30, 2003 (unaudited)

	Shares	Value

COMMON STOCKS continued
INFORMATION TECHNOLOGY continued
Software continued
Peoplesoft, Inc. *	4,250	$ 74,758
Sybase, Inc. *	200	2,782
Symantec Corp. *	1,120	49,123
Take-Two Interactive Software, Inc. *	400	11,336
Veritas Software Corp. *	7,620	218,466
1,223,338
MATERIALS 3.1%
Chemicals 0.9%
Dow Chemical Co.	200	6,192
Ecolab, Inc.	400	10,240
IMC Global, Inc.	100	671
International Flavors & Fragrances, Inc.	300	9,579
Lyondell Chemical Co.	6,500	87,945
Monsanto Co.	300	6,492
PPG Industries, Inc.	1,750	88,795
Sigma-Aldrich Corp.	100	5,418
215,332
Containers & Packaging 0.4%
Ball Corp.	1,500	68,265
Sealed Air Corp. *	200	9,532
Smurfit-Stone Container Corp. *	1,200	15,636
93,433
Metals & Mining 1.8%
Alcan Aluminum, Ltd.	200	6,258
Alcoa, Inc.	1,650	42,075
Arch Coal, Inc.	2,050	47,109
Barrick Gold Corp.	300	5,370
Freeport-McMoRan Copper & Gold, Inc., Class B	1,650	40,425
Massey Energy Corp.	5,000	65,750
Newmont Mining Corp.	100	3,246
Nucor Corp.	1,750	85,488
Peabody Energy Corp.	100	3,359
Phelps Dodge Corp. *	2,950	113,103
412,183
TELECOMMUNICATION SERVICES 2.2%
Diversified Telecommunication Services 1.3%
ALLTEL Corp.	750	36,165
BellSouth Corp.	1,700	45,271
Centurytel, Inc.	1,950	67,957
Citizens Communications Co. *	400	5,156
SBC Communications, Inc.	2,900	74,095
Verizon Communications, Inc.	2,044	80,636
309,280
See Notes to Financial Statements

SCHEDULE OF INVESTMENTS continued

June 30, 2003 (unaudited)

	Shares	Value

COMMON STOCKS continued
TELECOMMUNICATION SERVICES continued
Wireless Telecommunications Services 0.9%
Crown Castle International Corp. *	9,480	$ 73,660
Nextel Communications, Inc., Class A *	4,726	85,446
Sprint PCS Group *	6,300	36,225
195,331
UTILITIES 1.2%
Electric Utilities 1.0%
Allegheny Energy, Inc. *	200	1,690
Ameren Corp.	100	4,410
Cinergy Corp.	1,050	38,629
Constellation Energy Group, Inc.	500	17,150
Dominion Resources, Inc.	250	16,068
DTE Energy Co.	100	3,864
Entergy Corp.	100	5,278
Exelon Corp.	462	27,632
FirstEnergy Corp.	400	15,380
FPL Group, Inc.	1,000	66,850
Progress Energy, Inc.	100	4,390
Southern Co.	200	6,232
Texas Genco Holdings, Inc.	25	581
Wisconsin Energy Corp.	200	5,800
213,954
Gas Utilities 0.0%
Enbridge Energy Management LLC	106	4,836
Multi-Utilities & Unregulated Power 0.2%
Oneok, Inc. *	2,150	42,205
Progress Energy, Inc.	200	21
Williams Companies, Inc.	1,200	9,480
51,706
Total Common Stocks		22,029,149
EXCHANGE TRADED FUNDS 1.3%
iShares S&P SmallCap 600 Value Fund	1,650	134,475
Midcap Spider Trust, Ser. 1	1,850	162,282
Total Exchange Traded Funds		296,757
SHORT-TERM INVESTMENTS 2.8%
MUTUAL FUND SHARES 2.8%
Evergreen Institutional U.S. Government Money Market Fund (o)	648,394	648,394
Total Investments (cost $20,657,238) 99.8%		22,974,300
Other Assets and Liabilities 0.2%		56,612
Net Assets 100.0%		$ 23,030,912
See Notes to Financial Statements

SCHEDULE OF INVESTMENTS continued

June 30, 2003 (unaudited)

*	Non-income producing security
(o)	Evergreen Investment Management Company, LLC is the investment advisor to both the Fund and the money market fund.

Summary of Abbreviations:
ADR	American Depository Receipt
See Notes to Financial Statements

STATEMENT OF ASSETS AND LIABILITIES

June 30, 2003 (unaudited)

Assets
Identified cost of securities	$ 20,657,238
Net unrealized gains on securities	2,317,062

Market value of securities	22,974,300
Foreign currency, at value (cost $76)	76
Receivable for securities sold	218,354
Dividends receivable	16,792

Total assets	23,209,522

Liabilities
Payable for securities purchased	164,307
Advisory fee payable	367
Due to other related parties	63
Accrued expenses and other liabilities	13,873

Total liabilities	178,610

Net assets	$ 23,030,912

Net assets represented by
Paid-in capital	$ 36,742,571
Undistributed net investment income	25,758
Accumulated net realized losses on securities and foreign currency related transactions	(16,054,487)
Net unrealized gains on securities and foreign currency related transactions	2,317,070

Total net assets	$ 23,030,912

Net assets consists of
Class 1	$ 22,105,745
Class 2	925,167

Total Net Assets	$ 23,030,912

Shares outstanding
Class 1	2,867,828
Class 2	120,179

Net asset value per share
Class 1	$ 7.71
Class 2	$ 7.70

See Notes to Financial Statements

STATEMENT OF OPERATIONS

Six Months Ended June 30, 2003 (unaudited)

Investment income
Dividends (net of foreign withholding taxes of $564)	$ 131,533

Expenses
Advisory fee	91,232
Distribution Plan expenses	679
Administrative services fee	10,486
Transfer agent fees	283
Trustees' fees and expenses	199
Printing and postage expenses	11,731
Custodian fees	2,707
Professional fees	7,453
Other	5,631

Total expenses	130,401

Less: Expense reductions	(29)
Fee waivers	(24,828)

Net expenses	105,544

Net investment income	25,989

Net realized and unrealized gains or losses on securities and foreign currency related transactions
Net realized losses on:
Securities	(519,476)
Foreign currency related transactions	(2,691)

Net realized losses on securities and foreign currency related transactions	(522,167)
Net change in unrealized gains or losses on securities and foreign currency related transactions	3,188,318

Net realized and unrealized gains or losses on securities and foreign currency related transactions	2,666,151

Net increase in net assets resulting from operations	$ 2,692,140

See Notes to Financial Statements

STATEMENTS OF CHANGES IN NET ASSETS

	Six Months Ended June 30, 2003 (unaudited)		Year Ended December 31, 2002

Operations
Net investment income		$ 25,989		$ 46,438
Net realized losses on securities and foreign currency related transactions		(522,167)		(10,414,241)
Net change in unrealized gains or losses on securities and foreign currency related transactions		3,188,318		1,534,770

Net increase (decrease) in net assets resulting from operations		2,692,140		(8,833,033)

Distributions to shareholders from
Net investment income
Class 1*		(44,377)		(15,071)
Class 2		(1,230)		0

Total distributions to shareholders		(45,607)		(15,071)

	Shares		Shares
Capital share transactions
Proceeds from shares sold
Class 1*	25,529	179,140	57,593	480,193
Class 2	94,319	641,270	29,509	202,902

		820,410		683,095

Net asset value of shares issued in reinvestment of distributions
Class 1*	6,526	44,377	1,629	15,071
Class 2	181	1,230	0	0

		45,607		15,071

Payment for shares redeemed
Class 1 *	(246,313)	(1,696,522)	(707,740)	(5,348,630)
Class 2	(1,286)	(8,834)	(2,544)	(17,082)

		(1,705,356)		(5,365,712)

Net decrease in net assets resulting from
capital share transactions		(839,339)		(4,667,546)

Total increase (decrease) in net assets		1,807,194		(13,515,650)
Net assets
Beginning of period		21,223,718		34,739,368

End of period		$ 23,030,912		$ 21,223,718

Undistributed net investment income		$ 25,758		$ 45,376

* Effective at the close of business on July 24, 2002, existing shares of the Fund were renamed Class 1 shares.
See Notes to Financial Statements

NOTES TO FINANCIAL STATEMENTS (unaudited)

1. ORGANIZATION

Evergreen VA Masters Fund (the "Fund") is a diversified series of Evergreen Variable Annuity Trust (the "Trust"), a Delaware statutory trust organized on December 23, 1997. The Trust is an open-end management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"). Shares of the Fund may only be purchased by insurance companies for the purpose of funding variable annuity contracts or variable life insurance policies.

The Fund offers Class 1 and Class 2 shares at net asset value without a front-end sales charge or contingent deferred sales charge; however, Class 2 shares pay an ongoing distribution fee.

2. SIGNIFICANT ACCOUNTING POLICIES

The following is a summary of significant accounting policies consistently followed by the Fund in the preparation of its financial statements. The policies are in conformity with generally accepted accounting principles in the United States of America, which require management to make estimates and assumptions that affect amounts reported herein. Actual results could differ from these estimates.

a. Valuation of investments

Listed equity securities are usually valued at the last sales price or official closing price on the national securities exchange where the securities are principally traded.

Foreign securities traded on an established exchange are valued at the last sales price on the exchange where the security is primarily traded. If there has been no sale, the securities are valued at the mean between bid and asked prices.

Investments in other mutual funds are valued at net asset value. Securities for which market quotations are not available are valued at fair value as determined in good faith, according to procedures approved by the Board of Trustees.

b. Foreign currency translation

All assets and liabilities denominated in foreign currencies are translated into U.S. dollar amounts at the date of valuation. Purchases and sales of portfolio securities and income items denominated in foreign currencies are translated into U.S. dollar amounts on the respective dates of such transactions. The Fund does not separately account for that portion of the results of operations resulting from changes in foreign exchange rates on investments and the fluctuations arising from changes in market prices of securities held. Such fluctuations are included with the net realized and unrealized gains or losses on securities.

c. Security transactions and investment income

Security transactions are recorded no later than one business day after the trade date. Realized gains and losses are computed using the specific cost of the security sold. Dividend income is recorded on the ex-dividend date or in the case of some foreign securities, on the date when the Fund is made aware of the dividend. Foreign income and capital gains realized on some securities may be subject to foreign taxes, which are accrued as applicable.

NOTES TO FINANCIAL STATEMENTS (unaudited) continued

d. Federal taxes

The Fund intends to continue to qualify as a regulated investment company and distribute all of its taxable income, including any net capital gains (which have already been offset by available capital loss carryovers). Accordingly, no provision for federal taxes is required.

e. Distributions

Distributions to shareholders from net investment income and net realized gains, if any, are recorded on the ex-dividend date. Such distributions are determined in conformity with income tax regulations, which may differ from generally accepted accounting principles.

f. Class allocations

Income, common expenses and realized and unrealized gains and losses are allocated to the classes based on the relative net assets of each class. Distribution fees, if any, are calculated daily at the class level based on the appropriate net assets of each class and the specific expense rates applicable to each class.

3. ADVISORY FEE AND OTHER TRANSACTIONS WITH AFFILIATES

Evergreen Investment Management Company, LLC ("EIMC"), an indirect, wholly-owned subsidiary of Wachovia Corporation ("Wachovia"), is the investment advisor to the Fund and is paid an annual fee of 0.87% of the Fund's average daily net assets.

MFS Institutional Advisors, Inc., OppenheimerFunds, Inc. and Marsico Capital Management, LLC are investment sub-advisors to the Fund. Subject to the supervision of EIMC, each investment sub-advisor manages a segment of the Fund's portfolio in accordance with the Fund's investment objective and policies. Each investment sub-advisor is paid by EIMC for its services to the Fund.

From time to time, EIMC may voluntarily or contractually waive its fees and/or reimburse expenses in order to limit operating expenses. For any fee waivers and/or reimbursements made after January 1, 2003, EIMC may recoup any amounts waived and/or reimbursed up to a period of three years following the end of the fiscal year in which the fee waivers and/or reimbursements were made. Total amounts subject to recoupment as of June 30, 2003 were $24,828.

During the six months ended June 30, 2003, the investment advisor waived its fees in the amount of $24,828, which represents 0.24% of the Fund's average daily net assets (on an annualized basis).

Evergreen Investment Services, Inc. ("EIS"), an indirect, wholly-owned subsidiary of Wachovia, is the administrator to the Fund. As administrator, EIS provides the Fund with facilities, equipment and personnel and is paid an annual administrative fee of 0.10% of the Fund's average daily net assets.

Evergreen Service Company, LLC ("ESC"), an indirect, wholly-owned subsidiary of Wachovia, is the transfer and dividend disbursing agent for the Fund. ESC receives account fees that vary based on the type of account held by the shareholders in the Fund.

NOTES TO FINANCIAL STATEMENTS (unaudited) continued

The Fund has placed a portion of its portfolio transactions with brokerage firms that are affiliates of Wachovia. During the six months ended June 30, 2003, the Fund paid brokerage commissions of $5,521 to Wachovia Securities, LLC.

4. DISTRIBUTION PLAN

Evergreen Distributor, Inc. ("EDI"), a wholly owned subsidiary of BISYS Fund Services, Inc., serves as principal underwriter to the Fund.

The Fund has adopted a Distribution Plan, as allowed by Rule 12b-1 of the 1940 Act, for Class 2 shares. Under the Distribution Plan, distribution fees are paid at an annual rate of 0.25% of the average daily net assets for Class 2 shares.

5. SECURITIES TRANSACTIONS

Cost of purchases and proceeds from sales of investment securities (excluding short-term securities) were $9,283,413 and $10,085,204, respectively, for the six months ended June 30, 2003.

On June 30, 2003, the aggregate cost of securities for federal income tax purposes was $20,657,238. The gross unrealized appreciation and depreciation on securities based on tax cost was $3,008,563 and $691,501, respectively, with a net unrealized appreciation of $2,317,062.

As of December 31, 2002, the Fund had $15,226,911 in capital loss carryovers for federal income tax purposes with $4,005,403 expiring in 2009 and $11,221,508 expiring in 2010.

For income tax purposes, capital losses incurred after October 31 within the Fund's fiscal year are deemed to arise on the first business day of the following fiscal year. As of December 31, 2002, the Fund incurred and elected to defer post-October losses of $92,215.

6. INTERFUND LENDING

Pursuant to an Exemptive Order issued by the SEC, the Fund may participate in an interfund lending program with certain funds in the Evergreen fund family. This program allows the Fund to borrow from other participating funds. During the six months ended June 30, 2003, the Fund did not participate in the interfund lending program.

7. EXPENSE REDUCTIONS

Through expense offset arrangements with ESC and the Fund's custodian, a portion of fund expenses has been reduced. The Fund received expense reductions from expense offset arrangements of $29.

8. DEFERRED TRUSTEES' FEES

Each independent Trustee of the Fund may defer any or all compensation related to performance of their duties as Trustees. The Trustees' deferred balances are allocated to deferral accounts, which are included in the accrued expenses for the Fund. The investment performance of the deferral accounts are based on the investment performance of certain Evergreen funds. Any gains earned or losses incurred in the deferral accounts are reported in the Fund's Trustees' fees and expenses.

NOTES TO FINANCIAL STATEMENTS (unaudited) continued

At the election of the Trustees, the deferral account will be paid either in one lump sum or in quarterly installments for up to ten years.

9. FINANCING AGREEMENT

The Fund and certain other Evergreen funds share in a $150 million unsecured revolving credit commitment for temporary and emergency purposes, including the funding of redemptions, as permitted by each Fund's borrowing restrictions. Borrowings under this facility bear interest at 0.50% per annum above the Federal Funds rate. All of the participating funds are charged an annual commitment fee of 0.09% of the unused balance, which is allocated pro rata. During the six months ended June 30, 2003, the Fund had no borrowings under this agreement.

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TRUSTEES AND OFFICERS

TRUSTEES[1]
Charles A. Austin III Trustee DOB: 10/23/1934 Term of office since: 1991 Other directorships: None	Principal occupations: Investment Counselor, Anchor Capital Advisors, Inc. (investment advice); Director, The Andover Companies (insurance); Trustee, Arthritis Foundation of New England; Director, The Francis Ouimet Society; Former Investment Counselor, Appleton Partners, Inc. (investment advice); Former Director, Health Development Corp. (fitness-wellness centers); Former Director, Mentor Income Fund, Inc.; Former Trustee, Mentor Funds and Cash Resource Trust.

K. Dun Gifford Trustee DOB: 10/23/1938 Term of office since: 1974 Other directorships: None	Principal occupations: Chairman and President, Oldways Preservation and Exchange Trust (education); Trustee, Treasurer and Chairman of the Finance Committee, Cambridge College; Former Managing Partner, Roscommon Capital Corp.; Former Chairman of the Board, Director, and Executive Vice President, The London Harness Company (leather goods purveyor); Former Chairman, Gifford, Drescher & Associates (environmental consulting); Former Director, Mentor Income Fund, Inc.; Former Trustee, Mentor Funds and Cash Resource Trust.

Leroy Keith, Jr. Trustee DOB: 2/14/1939 Term of office since: 1983 Other directorships: Trustee, Phoenix Series Fund, Phoenix Multi-Portfolio Fund, and The Phoenix Big Edge Series Fund	Principal occupations: Partner, Stonington Partners, Inc. (private investment firm); Trustee of Phoenix Series Fund, Phoenix Multi-Portfolio Fund, and The Phoenix Big Edge Series Fund; Former Chairman of the Board and Chief Executive Officer, Carson Products Company (manufacturing); Former Director of Phoenix Total Return Fund and Equifax, Inc. (worldwide information management); Former President, Morehouse College; Former Director, Mentor Income Fund, Inc.; Former Trustee, Mentor Funds and Cash Resource Trust.

Gerald M. McDonnell Trustee DOB: 7/14/1939 Term of office since: 1988 Other directorships: None	Principal occupations: Sales Manager, SMI STEEL Co. -- South Carolina (steel producer); Former Sales and Marketing Management, Nucor Steel Company; Former Director, Mentor Income Fund, Inc.; Former Trustee, Mentor Funds and Cash Resource Trust.

William Walt Pettit Trustee DOB: 8/26/1955 Term of office since: 1984 Other directorships: None	Principal occupations: Partner and Vice President, Kellam & Pettit, P.A. (law firm); Former Director, Mentor Income Fund, Inc.; Former Trustee, Mentor Funds and Cash Resource Trust.

David M. Richardson Trustee DOB: 9/19/1941 Term of office since: 1982 Other directorships: None	Principal occupations: President, Richardson, Runden & Company (recruitment business development/consulting company); Managing Director, Kennedy Information, Inc. (executive recruitment information and research company); Trustee, NDI Technologies, LLP (communications); Director, J&M Cumming Paper Co. (paper merchandising); Columnist, Commerce and Industry Association of New Jersey; Former Vice Chairman, DHR International, Inc. (executive recruitment); Former Director, Mentor Income Fund, Inc.; Former Trustee, Mentor Funds and Cash Resource Trust.

Russell A. Salton III, MD Trustee DOB: 6/2/1947 Term of office since: 1984 Other directorships: None	Principal occupations: President/CEO, AccessOne MedCard; Former Medical Director, Healthcare Resource Associates, Inc.; Former Medical Director, U.S. Health Care/Aetna Health Services; Former Director, Mentor Income Fund, Inc.; Former Trustee, Mentor Funds and Cash Resource Trust.

Michael S. Scofield Trustee DOB: 2/20/1943 Term of office since: 1984 Other directorships: None	Principal occupations: Attorney, Law Offices of Michael S. Scofield; Former Director, Mentor Income Fund, Inc.; Former Trustee, Mentor Funds and Cash Resource Trust.

TRUSTEES AND OFFICERS continued

Richard J. Shima Trustee DOB: 8/11/1939 Term of office since: 1993 Other directorships: None	Principal occupations: Independent Consultant; Director, Trust Company of CT; Trustee, Saint Joseph College (CT); Director of Hartford Hospital, Old State House Association; Trustee, Greater Hartford YMCA; Former Director of Enhance Financial Services, Inc.; Former Director of CTG Resources, Inc. (natural gas); Former Director, Middlesex Mutual Assurance Company; Former Director, Mentor Income Fund, Inc.; Former Trustee, Mentor Funds and Cash Resource Trust.

Richard K. Wagoner, CFA[2] Trustee DOB: 12/12/1937 Term of office since: 1999 Other directorships: None	Principal occupations: Member and Former President, North Carolina Securities Traders Association; Member, Financial Analysts Society; Former Chief Investment Officer, Executive Vice President and Head of Capital Management Group, First Union National Bank; Former Consultant to the Boards of Trustees of the Evergreen funds; Former Member, New York Stock Exchange; Former Trustee, Mentor Funds and Cash Resource Trust.

OFFICERS
Dennis H. Ferro[3] President DOB: 6/20/1945 Term of office since: 2003	President and Chief Investment Officer, Evergreen Investment Management Company, LLC and Executive Vice President, Wachovia Bank, N.A.

Carol Kosel[4] Treasurer DOB: 12/25/1963 Term of office since: 1999	Senior Vice President, Evergreen Investment Services, Inc. and Treasurer, Vestaur Securities, Inc.

Michael H. Koonce[4] Secretary DOB: 4/20/1960 Term of office since: 2000	Senior Vice President and General Counsel, Evergreen Investment Services, Inc.; Senior Vice President and Assistant General Counsel, Wachovia Corporation; Former Senior Vice President and General Counsel, Colonial Management Associates, Inc.; Former Vice President and Counsel, Colonial Management Associates, Inc.

1 Each Trustee serves until a successor is duly elected or qualified or until his death, resignation, retirement or removal from office. The address of each Trustee is 200 Berkeley Street, Boston, MA 02116. Each Trustee oversees 112 Evergreen funds.

2 Mr. Wagoner is an "interested person" of the Fund because of his ownership of shares in Wachovia Corporation, the parent to the Fund's investment advisor.

3 The address of the Officer is 401 S. Tryon Street, 20th Floor, Charlotte, NC 28288.

4 The address of the Officer is 200 Berkeley Street, Boston, MA 02116.

Additional information about the Fund's Board of Trustees and Officers can be found in the Statement of Additional Information (SAI) and is available upon request without charge by calling 800.343.2898.

Investments that stand the test of time

Year in and year out, Evergreen Investments seeks to provide each client with sound, time-tested investment strategies designed for sustainable long-term success. With over $229 billion* in assets under management, we manage diverse investments from institutional portfolios to mutual funds, variable annuities to retirement plans, alternative investments to private accounts. Our commitment to every one of our clients is reflected in the rigor and discipline with which we manage investments.

We offer a complete family of mutual funds designed to help investors meet a wide range of financial goals. From money market funds that meet short-term needs to international funds that involve greater risk but seek potentially higher returns, Evergreen provides a broad array of flexible investment options. Across all investment styles, we are committed to providing investors with investment excellence day after day, quarter after quarter and year after year.

*As of June 30, 2003

Visit us online at EvergreenInvestments.com

FOR MORE INFORMATION
Evergreen Express Line 800.346.3858
Evergreen Investor Services 800.343.2898

For the fourth consecutive year, Evergreen Investments has earned the Dalbar Mutual Fund Service Award, which recognizes those firms that exceed industry norms in key service areas. The award symbolizes the achievement of the highest tier of shareholder service within our industry. For 2002, Evergreen Investments was ranked third overall.

566898   8/2003

Evergreen Investments 200 Berkeley Street Boston, MA 02116-5034